Alpine 4 Holdings (ALPP) Enters the Nutraceutical and CBD Manufacturing Industry with its Latest Acquisition of Alternative Labs, LLC                       Press Release | 05/10/2021

PHOENIX, AZ / ACCESSWIRE / May 10, 2021 / Alpine 4 Holdings, Inc. (OTCQB:ALPP), a leading operator and owner of small market businesses, is pleased to announce that its holding subsidiary, A4 Manufacturing, Inc., has acquired Alternative Labs, LLC. (Alt Labs), a Florida Limited Liability Company.

Alternative Labs, LLC. is an international nutraceutical and CBD private label contract manufacturer located in Southwest Florida. The company specializes in the manufacturing and packaging of liquids, powders, tablets, capsules, and other unique nutritional and CBD products for various international wholesalers and retail entities. For the last decade, Alt Labs has established itself as a dominant player in the nutraceutical manufacturing market. Their manufacturing facility boasts 70,000 square feet of warehouse and production space and is an innovation center for clients. A client's idea is transformed into a scientific-based formula, expertly flavored, taste-tested, branded and packaged, all under one roof.

The company is on a current run rate of roughly $22 million annually and anticipates its annual revenue to grow to $40 million by 2022. This $22 million is being generated while operating at only 15% capacity. With the company currently focused on expanding its global market share, there is ample room to accommodate new and exciting customers.

Alt Labs will fall under the Stabilizer category of Alpine 4's DSF business model. As a Stabilizer, the company has solid revenues with strong gross profit margins. Alt Labs has the ability to shift into the Facilitator category as it pertains to manufacturing techniques.

Kent B. Wilson, CEO, had this to say, "Since we acquired our first contract manufacturer, Quality Circuit Assembly, Inc. in 2016, we have been on the hunt for our next big manufacturing company to add to the Alpine 4 family of companies. In September 2020, when I first met the team at Alternative Labs, I knew they would fit perfectly into our A4 Manufacturing, Inc. holdings portfolio. Alternative Labs routinely generates $20 million-plus in annualized revenue, with gross profit margins that exceed industry standards. When you couple these margins with the fast pace and ever-growing CBD market, Alternative Labs is on the horizon of explosive growth."

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. (ALPP) is a publicly traded conglomerate that acquires businesses that fit into its disruptive DSF business model of Drivers, Stabilizers, and Facilitators. At Alpine 4, we understand the nature of how technology and innovation can accentuate a business. Our focus is on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. We also believe that our holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas and create fertile ground for competitive advantages.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.

Contact:
Investor Relations
investorrelations@alpine4.com
www.alpine4.com

Forward-Looking Statements: The information disclosed in this press release is made as of the date hereof and reflects Alpine 4 most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Alpine 4 believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Alpine 4 disclaims any intention or obligation to update the forward-looking statements for subsequent events.

SOURCE: Alpine 4 Holdings, Inc.